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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data" and "Experts" and to the use of our report dated February 23, 1996, except as to the first paragraph of Note 1 for which the date is April 18, 1996 and Note 14 for which the date is April 8, 1996, in the Registration Statement (Form S-1) and related Prospectus of Diamond Home Services, Inc. and Subsidiaries for the registration of up to 750,000 shares of its common stock.

Chicago, Illinois
August 27, 1996

                                          /s/ ERNST & YOUNG LLP
                                          Ernst & Young LLP